Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of /s/ Barbara K. Cegavske	Document Number 20160031610-80
	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	11/25/2016 8:59 AM
	State of Nevada	Entity Number
E0034162016-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	JAKROO INC.
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: CSC Services of Nevada, Inc. Name
	☐ Noncommercial Registered Agent	OR	☐ Office or Position with Entity
	(name and address below)		(name and address below)
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City	Zip Code
Nevada
	Mailing Address (if different from street address)	City	Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 110,000,000	Par value per share: $ .001	Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Weidong Du Name 225 Remington Loop Street Address 2) Name Street Address	Danville City City	CA 94526 State Zip Code State Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be:		6. Benefit Corporation: (see instructions) ☐ Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged Instrument for filing in the Office of the Secretary of State.
	Megan Penick, Esq.	X /s/ Megan Penick, Esq.
	Name	Incorporator signature
	EG&S 1345 Avenue of the Americas, 11th FL Address	New York City	NY 10105 State Zip Code
8. Certificate of Acceptance of Appointment of Registered Agent'	I hereby accept appointment as Registered Agent for the above named Entity.
CSC Services of Nevada, Inc.
	X By: Dave Nickelsen, Asst. VP.		01/25/2016
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15

ARTICLES OF INCORPORATION

OF

JAKROO INC.

Pursuant to NRS Chapter 78

1.           The name of the corporation is Jakroo Inc. (the "Corporation"),

2.           The registered agent for services of process is CSC Services of Nevada, Inc. The address of the registered agent is 2215 Renaissance Dr., Las Vegas, NV 89119.

3.           (a)        The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares, of which (i) one hundred million (100,000,000) shares are designated as common stock with a par value of $0.001 per share ("Common Stock"), and (ii) ten million (10,000,000) shares are designated as preferred stock, with a par value of $0.001 per share ("Preferred Stock").

(b)        The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more series and such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time, including but not limited to:

(i)          the designation of such class or series;

(ii)        the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or non-cumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii)       whether the shares of such class or series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv)       the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

(v)        whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi)       the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such class or series shall be entitled;

(vii)      the restrictions, if any, on the issue or reissue of any additional shares or any class or series of Preferred Stock; and

(viii)     the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation.

(c)        Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

(d)        No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

4.           The number of directors to serve on the board of directors shall be determined from time to time pursuant to the provision of the bylaws of the Corporation, except at no time shall there be less than one director. The name of the initial director of the Corporation is Weidong Du. The address of the initial director is 225 Remington Loop, Danville, CA 94526.

5.           The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized in Nevada.

6.           The name, address and signature of the incorporator is:

Megan Penick, Esq.
c/o Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105

Signature:

7.           Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

CSC Services of Nevada, Inc

By:
Name:
Title:

8.           The provisions of NRS Sections 78.378 to 78.3793, inclusive, shall be inapplicable to the Corporation.

9.           The provisions of NRS Sections 78.411 to 78.444, inclusive, shall be inapplicable to the Corporation.

10.         Except as otherwise provided by law, a director or officer is not individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that, (a) the director's or officer's act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

11.         The Corporation shall provide indemnification to its directors and officers to the maximum extent permitted by law. The Corporation shall pay advancements of expenses in advance of the final disposition of the action, suit, or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount even if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation. The Corporation reserves the right to purchase or procure insurance in connection with its indemnification obligations.

12.          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Articles of Incorporation in the manner now or hereafter permitted by Nevada law, and all rights conferred upon stockholders granted by these Articles are subject to reservation.

# # #

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that JAKROO INC., did on January 25, 2016, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 25, 2016.

Certified By: Stephen Loff Certificate Number: C20160125-0890 You may verify this certificate online at http://www.nvsos.gov/	BARBARA K. CEGAVSKE Secretary of State